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                                                                   EXHIBIT 10.36



                                                                  EXECUTION COPY


                           INTERIM OPERATING AGREEMENT

                  THIS INTERIM OPERATING AGREEMENT (the "AGREEMENT"), dated as of December 6, 2001, is entered into by and between AMC ENTERTAINMENT INC., a Delaware corporation ("AMCE"), and GC COMPANIES, INC., a Delaware corporation ("GCX").

                                    Recitals

                  WHEREAS, GCX and certain of its subsidiaries (collectively, the "GC DEBTORS") are the debtors and debtors-in-possession in proceedings pending in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT") as case numbers 00-3897 through 00-3927 (as administratively consolidated, the "GC CHAPTER 11 CASES"); and

                  WHEREAS, GCX is a holding company engaged in three primary lines of business (collectively, the "GC BUSINESS") through its subsidiaries and
Affiliates: (i) a wholly-owned domestic movie theatre exhibition business (the "DOMESTIC THEATRE BUSINESS") conducted through General Cinema Theatres, Inc. and its subsidiaries, (ii) a South American movie theatre exhibition business (the "SA THEATRE BUSINESS") conducted through Hoyts General Cinema South America, Inc. and its Affiliates (the "SA JOINT VENTURE"), and (iii) a private investment business (the "INVESTMENT PORTFOLIO") conducted through GCC Investments, Inc. and its Affiliates; and

                  WHEREAS, AMCE has entered into a letter of intent dated this date (the "LOI") with GCX whereby AMCE would acquire the GC Business (the "TRANSACTION") through the acquisition of 100% of the stock of reorganized GCX under a plan of reorganization for the GC Debtors in the GC Chapter 11 Cases (the "REORGANIZATION PLAN"), following the confirmation and the effective date of the Reorganization Plan; and

                  WHEREAS, AMCE is requiring as a condition precedent to executing the LOI and proceeding with the Transaction, that GCX enter into this Agreement;

                                   Agreements

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

                  1. DEFINITIONS. For purposes of this Agreement (including the Schedules hereto), the terms defined in this Agreement shall have the respective meanings specified herein, and, in addition, the following terms shall have the following meanings:

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                  "AFFILIATE" or "AFFILIATE" means, as to any Person, any other
         Person that directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership or control with, such Person. The term "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

                  "AGREEMENT" is defined in the Preamble.

                  "AMCE" is defined in the Preamble.

                  "BANKRUPTCY COURT" is defined in the Recitals.

                  "BENEFIT PLAN" has the meaning given in ERISA Section 3(3).

                  "BENEFIT PLAN SPONSOR" has the meaning given in ERISA
         Section 3(16)(B).

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday, a day on which banks in the City of New York are authorized or required to close, or the day after Thanksgiving Day.

                  "CASH FLOW PROJECTION" means the Closing Budget (as defined in the DIP Facility) dated November 5, 2001, a copy of which has been previously provided to AMCE, as modified in accordance with Section 7.01(f) of the DIP Facility or as updated in the Ordinary Course of Business.

                  "COMMERCIALLY REASONABLE EFFORTS" means the use of efforts that a commercially reasonable Person desirous of achieving a result would use in similar circumstances.

                  "COMPANY OTHER BENEFIT OBLIGATION" means an Other Benefit Obligation owed, adopted, or followed by GCX or an ERISA Affiliate of an Acquired Company.

                  "COMPANY PLAN" means all Plans of which GCX or an ERISA Affiliate of GCX is or was a Plan Sponsor, or to which GCX or an ERISA Affiliate of GCX otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

                  "COMPANY VEBA" means a VEBA whose members include employees of GCX or any ERISA Affiliate of GCX.


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                  "DESIGNATED AMCE REPRESENTATIVE" means Craig R. Ramsey, Chief
         Financial Officer of AMCE, or any other officer of AMCE designated by AMCE in writing to GCX.

                  "DIP FACILITY" means that certain Debtor in Possession Agreement dated October 11, 2000, by and between GCX, General Electric Capital Corporation, Fleet National Bank, and the Bank of Nova Scotia, as amended.

                  "DOMESTIC THEATRE BUSINESS" is defined in the Recitals.

                  "EFFECTIVE DATE" means the date this Agreement was executed by authorized representatives of AMCE and GCX, subject to the Bankruptcy Court entering an order approving this Agreement.

                  "ERISA AFFILIATE" means, with respect to GCX, any other Person that, together with GCX, would treated as a single employer under IRC
         Section 414.

                  "FANDANGO ARRANGEMENT" means that certain Exclusive Ticketing Distribution Agreement between GCX and Fandango, Inc., dated March 3, 2000, as amended, and all other agreements related thereto.

                  "GC CHAPTER 11 CASES" is defined in the Recitals.

                  "GC BUSINESS" is defined in the Recitals.

                  "GCX" is defined in the Recitals.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof or any entity (including, without limitation, a court) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "INVESTMENT PORTFOLIO" is defined in the Recitals.

                  "IRS" means the United States Internal Revenue Service.

                  "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

                  "LOI" is defined in the Recitals.

                  "MATERIAL ADVERSE EFFECT" means that the action or event, taken alone or in the aggregate, has a material adverse effect on the GC Business, the assets used in the GC Business, the Transaction or the Reorganization Plan.


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                  "MULTI-EMPLOYER PLAN" has the meaning given in ERISA
         Section 3(37)(A).

                  "OPERATING HOURS" shall mean the hours each theatre complex within the Domestic Theatre Business and SA Theatre Business are open for purposes of presenting movie presentations to the public, including the preparation and closing thereof, during each day of each calendar week.

                  "ORDINARY COURSE OF BUSINESS" means a reasonable action taken by a Person only if (taking into account the seasonality of the GC Business and the GC Chapter 11 Cases) (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and such Person is not otherwise required to obtain the approval of AMCE or any other person as may be required by this Agreement; except to the extent such action is provided for or contemplated by the Reorganization Plan or the LOI.

                  "ORGANIZATIONAL DOCUMENTS" means (a) the articles or certificates of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; (e) the certificate of formation and limited liability company agreement of a limited liability company; and (f) any amendment to any of the foregoing.

                  "OTHER BENEFIT OBLIGATIONS" means all obligations, arrangement, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Pension Plans. Other Benefit Obligations include consulting agreement under which the compensation does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "PENSION PLAN" has the meaning given in ERISA Section 3(2)(A).

                  "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association,


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         joint venture, Governmental Authority or other entity or enterprise of whatever nature.

                  "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Government Authority or arbitrator.

                  "QUALIFIED PLAN" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

                  "REORGANIZATION PLAN" is defined in the Recitals.

                  "SA THEATRE BUSINESS" is defined in the Recitals.

                  "SA JOINT VENTURE" is defined in the Recitals.

                  "TERM" is defined in Section 3.

                  "TITLE IV PLANS" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multi-Employer Plans.

                  "TRANSACTION" is defined in the Recitals.

                  "VEBA" means voluntary employees' beneficiary association under IRC Section 501(c)(9).

                  "WELFARE PLAN" has the meaning given in ERISA Section 3(1).

                  2. MANAGEMENT OBLIGATIONS AND COVENANTS OF GCX. Subject to the terms and conditions of this Agreement (and taking into account the seasonality of the GC Business and the GC Chapter 11 Cases) and except as contemplated by the Reorganization Plan, GCX will manage the GC Business during the Term of this Agreement, and will do so, unless as otherwise provided herein, in all material respects only in the Ordinary Course of Business and in accordance with all Legal Requirements. Except as contemplated by the Reorganization Plan, GCX and its Affiliates will use Commercially Reasonable Efforts to preserve intact the GC Business and keeping available the services of the current officers, employees, and agents, and maintaining the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with GCX and its Affiliates. Without limiting the generality of the foregoing, GCX will manage the GC Business in accordance with the lettered paragraphs of this Section 2:

                  (a) Implementing Transaction. GCX and its Affiliates will use their


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         Commercially Reasonable Efforts to implement the Transaction in accordance with the LOI and the Reorganization Plan.

                  (b) Contracts and Undertakings. Except as contemplated by the Reorganization Plan, GCX and its Affiliates will not enter into, extend, renew, reject, terminate, assume, or materially modify or amend any material contract without the prior written approval of the Designated AMCE Representative, including:

                           (i) any contract or series of related contracts that
                  involves receipts, expenditures, performance of services or delivery of goods or material by GCX or its Affiliates of an amount or value in excess of $20,000, except for film licensing contracts and orders for trade goods, services and supplies that are under substantially the same terms as past practice and in accordance with the Ordinary Course of Business;

                           (ii) any contract or series of related contracts
                  involving expenditures in excess of $10,000 that obligates GCX or its Affiliates in any capacity whatsoever for performance for a term longer than six months from the Effective Date of this Agreement that cannot be terminated upon GCX or its Affiliates giving more than thirty (30) days notice without penalty.

                           (iii) any lease, rental or occupancy agreement,
                  license, installment or conditional sale agreement affecting the ownership of, leasing of, title of, use of, or any leasehold or other interest in, any real property having a value of more than $10,000, including any theatre lease;

                           (iv) any material licensing agreement or other
                  contract with respect to patents, trademarks, copyrights or other intellectual property of GCX and its Affiliates, including any of the foregoing agreements with current or former employees, consultants or contractors regarding the appropriation or non-disclosure of any intellectual property of GCX and its Affiliates;

                           (v) any collective bargaining agreement or other
                  contract with any labor union or other employee representative of a group of employees; provided, that GCX may on notice to AMCE provide notices of intent to negotiate and other notices required by law; provided further, that GCX will provide a list of pending and anticipated negotiations during the next six (6) months within five (5) days of the Effective Date;

                           (vi) any contract that creates a joint venture,
                  partnership or other relationship involving a sharing of profits, losses, costs or liabilities


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                  by GCX or any of its Affiliates with any other Person;

                           (vii) any contract that purports to restrict the
                  business activity of GCX or any of its Affiliates or limit the freedom of GCX or its Affiliates to engage in any line of business or to compete with any Person;

                           (viii) any contract providing for payments to or by
                  any Person based on sales, purchases, or profits, other than direct payment for goods, services or film supply in the Ordinary Course of Business;

                           (ix) any power of attorney, other than those relating
                  to Governmental Authorities in the Ordinary Course of Business;

                           (x) any material contract that contains or provides
                  for an express undertaking by GCX or its Affiliates to be responsible for consequential damages;

                           (xi) any material contracts with third party
                  administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA, except as required by a Legal Requirement;

                           (xii) any contract for capital expenditures in excess
                  of $25,000; provided, that GCX may make emergency life safety capital expenditures up to $100,000 or make capital expenditures to satisfy Legal Requirements without AMCE's approval; and

                           (xiii) any written warranty, guaranty, and or other
                  similar undertaking with respect to contractual performance extended by GCX or any of its Affiliates (except for contracts permitted by the foregoing subsections).

                  (c) No Default. Other than any breach arising as a result of the filing of the GC Chapter 11 Cases, GCX is not in and will not during the Term breach any existing contract that is described in paragraph (b), except where such breach does not have a Material Adverse Effect. GCX will provide notice to the Designated AMCE Representative of any written claim of such breach or default by any Person or Government Authority.

                  (d) Chapter 11 Cases. GCX and its Affiliates will not assume, assign or reject any contracts, including theatre leases and guaranties, in the GC Chapter 11 Cases without the previous written approval of the Designated AMCE Representative. GCX will immediately provide AMCE copies of any material,


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         non-privileged correspondence relating to claims made in the GC Chapter
         11 Cases between GCX and any of its Affiliates and creditors of GCX or any of its Affiliates, or any other material, non-privileged documents or correspondence related to the GC Chapter 11 Cases. Any and all motions prepared by GCX and its Affiliates relating to the GC Chapter
         11 Cases must be submitted to the Designated AMCE Representative prior to being filed with the Bankruptcy Court.

                  (e) Debtor in Possession Facility. GCX and its Affiliates will not (i) amend or modify the DIP Facility or (ii) make any borrowings or payments under the DIP Facility or otherwise, other than borrowings and payments in the Ordinary Course of Business consistent with the Cash Flow Projection. GCX will provide notice to the Designated AMCE Representative of all DIP Facility borrowings and payments.

                  (f) Investments. GCX and its Affiliates will not make any additional investments, payment, or other transfer of property in any form, regardless of monetary amount or value, in or to the Investment Portfolio, the SA Joint Venture, or the Fandango Arrangement without the previous written approval of the Designated AMCE Representative. In addition, no advisory committee of the Investment Portfolio will take any action except for actions required by a Legal Requirement related to the Investment Portfolio without the prior written approval of the Designated AMCE Representative; provided however that the foregoing does not prevent persons serving as directors of the portfolio companies to take any actions in good faith in exercising their fiduciary duties.

                  (g) Corporate Matters. At all times during the Term of this Agreement, GCX will provide copies of all minutes of meetings of the GCX Board of Directors and its various committees to the Designated AMCE Representative, redacted for privilege and for any discussion of AMCE. Furthermore, any and all proposed changes to the Organizational Documents of GCX or its Affiliates will require the written approval of an authorized representative of AMCE. GCX and its Affiliates will not issue any equity or debt securities without the prior written approval of an authorized AMCE representative.

                  (h) Legal Proceedings. GCX will not, without the previous written approval of the Designated AMCE Representative, cause GCX or any of its Affiliates to confess a judgment or settle a dispute with any Person or Government Authority which requires the payment by GCX or any Affiliate or the allowance of a claim against GCX or any Affiliate in excess of $10,000, except for settlement of non-priority unsecured prepetition bankruptcy claims in the GC Chapter 11 Cases or as provided in Section 2(p) hereof. GCX will immediately provide AMCE notice of any Proceeding (i) that has been commenced by or


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         against GCX or any of its Affiliates or that otherwise relates to or may affect the business of, or any of the assets owned or used by GCX or any of its Affiliates; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the Transaction.

                  (i) Labor Relations. GCX will immediately provide AMCE notice of (i) any threatened or existing strike, slowdown, picketing, work stoppage, or employee grievance process, (ii) any Proceeding against or affecting GCX or any of its Affiliates relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Relations Board, the Equal Employment Opportunity Commission, or any comparable Government Authority, organizational activity, or other labor or employment dispute against or affecting GCX or its Affiliates or their premises, or (iii) any applications of a collective bargaining agent.

                  (j) Title to Properties. GCX will not, without previous written approval of the Designated AMCE Representative, cause GCX or any of its Affiliates to encumber or pledge any of the assets of GCX or any of its Affiliates or, in the case or real property, otherwise cause such property to become subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature, except as provided in the DIP Facility.

                  (k) Domestic Theatre Business Operations. GCX and its Affiliates will not, without the prior written approval of a Designated AMCE Representative, materially diminish the Operating Hours of the Domestic Theatre Business on a system-wide basis. On four (4) calendar days notice, GCX and its Affiliates will provide AMCE personnel reasonable access to management personnel of the Domestic Theatre Business during normal business hours for the purposes of conducting interviews with the same, investigating and auditing operations of the Domestic Theatre Businesses. GCX and its Affiliates will provide AMCE quarterly reports describing staffing levels of the Domestic Theatre Business, and will keep AMCE advised of any changes in numbers or positions of the same.

                  (l) SA Theatre Business. GCX will provide AMCE with copies of all written reports, financial statements or notices it receives in its capacity as a shareholder of the SA Joint Venture or that its representative on the Board of the SA Joint Venture receives, including any weekly, monthly, quarterly or annual financial statements relating to the SA Theatre Business. In addition, GCX shall not vote on any matter as a shareholder of the SA Joint Venture without the previous written approval of the Designated AMCE Representative. During the Term of this Agreement, GCX will grant AMCE representatives the right and


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         access to tour the operations of the SA Theatre Business and meet with management thereof upon five (5) days' prior notice. AMCE acknowledges that the SA Theatre Business is not a debtor in the GC Chapter 11 Cases and that it is not controlled by GCX; accordingly, nothing in this Agreement will be deemed to (i) limit or restrict the exercise of the fiduciary obligations of GCX's appointed Board representatives on the SA Joint Venture or (ii) constitute a transfer of GCX's interest in the SA Joint Venture.

                  (m) Film Licensing. GCX and its Affiliates will retain full control and authority with respect to film licensing and in no event will AMCE be entitled to determine film booking for individual theatres of GCX and its Affiliates. GCX and its Affiliates will not implement any changes to film licensing terms with studios not otherwise in the Ordinary Course of Business, including initiation by GCX and its Affiliates of changes in position from "settlement" licensing agreements with the studios to "firm-term" licensing agreements or arrangements, without providing prior written notice to the Designated AMCE Representative. In addition, GCX and its Affiliates will provide AMCE with prior notice of any change to any clearance policies with studios or implementation of a policy which is likely to result in a Significant Reduction in the number of runs offered to studios or by studios to. For purposes of this subparagraph, "Significant Reduction" means a reduction in runs equal to 50% or greater from the standard coverage of runs for any particular movie based on normal industry wide projections of that particular movie, and under no circumstances, a reduction of greater than 25 runs for any particular movie release regardless of percentage decrease. In addition to all other obligations under this subparagraph, GCX and its Affiliates will provide the Designated AMCE Representative notice of any change or event not in the Ordinary Course of Business that could adversely effect film exhibition costs.

                  (n) Financial Statements. To the extent available to GCX, GCX shall provide AMCE copies of all financial statements and reports prepared by GCX pursuant to Article VII of the DIP Facility. GCX will further provide AMCE with monthly P&L statements by theatre with comparisons to budget and periodic payroll and concession analyses to be agreed upon by GCX and the Designated AMCE Representative.

                  (o) Bank and Credit Accounts. GCX and its Affiliates will not
         (i) open or close any bank accounts, (ii) change authorized signatures on any existing bank account, except for replacements of former officers in the Ordinary Course of Business, (iii) implement any new cash management services, or (iv) enter into or change any credit card processing agreements, without the prior written approval of a designated representative of AMCE. GCX and its Affiliates further agree to provide AMCE copies of all monthly bank reconciliation reports and all


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         correspondence with cash management banks.

                  (p) Insurance. GCX and its Affiliates will not (i) settle any insurance claim in excess of $10,000 (except as provided for in the Debtors' Motion for Authority to Implement Claims Resolution Procedures [Insurance Related Claims] approved by the Bankruptcy Court on November 13, 2001), or (ii) make any changes in coverage for general liability, workers compensation, automobile liability, umbrella and excess general liability, crime and fiduciary, property, directors and officer or excess director and officer insurance without the written approval of the Designated AMCE Representative. GCX and its Affiliates will provide AMCE copies of (i) all policy summaries confirming renewal of all current insurance policies and (ii) copies of any internal or external weekly, monthly, quarterly or annual insurance reserve analysis or loss reports.

                  (q) Employee Benefits and Related Matters.

                           (i) GCX will not make any changes to any Company Plan
                  or Company Other Benefit Obligation without the written approval of the Designated AMCE Representative.

                           (ii) GCX will not make any grant, enter into or
                  modify any (A) employment contracts with GCX management personnel, (B) employee incentive payout programs, (C) employee compensation raises (other than annual raises in the Ordinary Course of Business not exceeding 2%, or as required by a Legal Requirement, collective bargaining agreement or existing employment agreement), or (D) severance and retention plans or packages, without the prior written approval of the Designated AMCE Representative.

                           (iii) GCX will not relocate management personnel
                  without the prior written approval of the Designated AMCE Representative if such relocation is not in the Ordinary Course of Business and the costs of such relocation exceeds $5,000 per employee.

                           (iv) GCX will provide AMCE copies of all registration
                  statements filed with respect to any Company Plan.

                           (v) GCX will provide AMCE copies of all reports
                  submitted by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligations, or Company VEBA.

                           (vi) GCX will provide AMCE a copy of any Form 5500
                  filed with respect to each Company Plan during the Term of this Agreement,


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                  including all schedules and the opinions of independent
                  accountants.

                           (vii) GCX will provide AMCE a copy of all notices
                  that were given by the IRS, the PBGC, or the Department of Labor to GCX or any of its ERISA Affiliates during the Term of this Agreement.

                           (viii) GCX will provide AMCE a copy of any Form
                  PBGC-1 filed in connection with any Title IV Plans during the Term of this Agreement.

                           (ix) GCX will provide AMCE a copy of all
                  notifications provided to employees of their rights under ERISA Section 601 et sq. and IRC Section 4980B during the Term of this Agreement.

                  (r) Employee Retention. From time to time during this Agreement, AMCE may require GCX or its Affiliates to offer and pay certain retention incentives to employees selected by AMCE. AMCE will fund any amounts paid to and accepted by the selected employees and any related amounts that GCX may owe under applicable Legal Requirements, such as withholding. Any retention incentive referenced in this paragraph is separate from GCX's existing severance, enhanced severance and retention programs and contractual obligations, all of which are at the sole cost and expense of GCX and its Affiliates and are the sole obligations of GCX and its Affiliates.

                  (s) Capital Expenditures. GCX will make necessary capital expenditures in the Ordinary Course of Business but not in excess of the amounts provided for in the Cash Flow Projection; provided, that GCX and its Affiliates will not make any material changes to concession stands, equipment or point of sale systems without the prior written approval of the Designated AMCE Representative (other than normal replacements and repairs in the Ordinary Course of Business).

                  3.       TERM AND TERMINATION.

                  (a) The term of this Agreement (the "TERM") will commence on the Effective Date and end on the effective date of the Reorganization Plan, subject to earlier termination pursuant to paragraph (b).

                  (b) This Agreement may be terminated (i) by the mutual consent of both parties, (ii) by AMCE, if GCX breaches this Agreement, the LOI, the Reorganization Plan or any other document, instrument or Bankruptcy Court order executed and or entered, as applicable, in connection with the Transaction and fails to cure such breach within thirty (30) days after AMCE gives GCX written notice of such breach, (iii) by GCX, if AMCE breaches this Agreement, the LOI,


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         the Reorganization Plan or any other document, instrument or Bankruptcy
         Court order executed and or entered, as applicable, in connection with the Transaction and fails to cure such breach within thirty (30) days after GCX gives AMCE written notice of such breach, (iv) by either party upon the termination of the LOI or the definitive agreement for the Transaction. The sole and exclusive remedy for monetary damages due to termination or breach of this Agreement shall be as provided for in the LOI, but nothing in this sentence shall limit the availability of equitable remedies, including specific performance under Section 15, for breach of this Agreement.

                  4. DESIGNATED AMC REPRESENTATIVE APPROVAL. Pursuant to any provision within this Agreement requiring the prior written approval of a Designated AMCE Representative, such Designated AMCE Representative will provide GCX with written notice of its approval or rejection, or request for additional information, within four (4) Business Days of receipt of such request made by GCX or its Affiliates. If AMCE does not provide GCX with a written response of any kind within four (4) Business Days, AMCE will be deemed to have approved such action. Any consent or approval of AMCE required under this Agreement may be given or withheld in AMCE's sole discretion.

                  5. RELATIONSHIPS AMONG THE PARTIES. Nothing in this Agreement will cause the relationship between GCX (its Affiliates or third party providers) on the one hand and AMCE and its Affiliates on the other hand to be deemed to constitute an agency, partnership or joint venture. The terms of this Agreement are not intended to cause any of the parties and their Affiliates to become a joint employer for any purpose. Each of the parties agrees that the provisions of this Agreement as a whole are not intended to, and do not, constitute control of the other party (or any Affiliates of the other party) or provide it with the ability to control such other party or such other party's employees, agents and representatives under this Agreement (or any Affiliates of the other party), and each party to this Agreement expressly disclaims any right or power under this Agreement to exercise any power whatsoever over the management or policies of the other party (or any Affiliates of the other party). Nothing in this Agreement obligates either party to act in breach of the requirements of any Legal Requirements.

                  6. GOVERNING LAW. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, this Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws principles.

                  7. ASSIGNMENT. Neither party may assign, transfer or convey any right, obligation or duty, in whole or in part, or any other interest under this Agreement, without the prior written consent of the other party, except that AMCE has the right to assign, transfer, or convey its rights, obligations and duties to any Affiliate. Any such assignment, transfer, or conveyance permitted hereunder will not relieve such transferring or assigning party of liability for its responsibilities and obligations hereunder. All obligations and duties of a party under this Agreement will be binding on all successors in interest and permitted assigns of such party.

                  8. FORCE MAJEURE/DELAY. No party will be responsible for delays in or suspension of performance caused by acts of God or a Governmental Authority or acts of war or terrorism unless such delays or suspensions (or parts of such delays or suspensions) could have been prevented upon the exercise of reasonable diligence in accordance with industry standards; provided, that such party has a duty reasonably to mitigate, or cause to be mitigated, any such delays or suspensions (or parts of such delays or suspensions).

                  9. ENTIRE AGREEMENT. This Agreement (together with the schedules to this Agreement, which are incorporated into this Agreement by this reference) and that certain letter agreement respecting confidentiality and nondisclosure dated June 29, 2001 between GCX and AMCE contains the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

                  10. THIRD-PARTY RIGHTS. Nothing contained in this Agreement, express or implied, establishes or creates, or is intended or will be construed to establish or create, any right in or remedy of, or any duty or obligation to, any third party.

                  11. NOTICES. Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted under this Agreement must be in writing and will be deemed given only if delivered personally or sent by registered or certified mail or by Federal Express or other reputable overnight mail service, postage prepaid, or by telefacsimile, with written confirmation to follow, as follows:

                  (a)      If to GCX, to:

                                    GC Companies, Inc.
                                    1300 Boylston Street
                                    Chestnut Hill, Massachusetts 02467
                                    Attention:  G. Gail Edwards
                                    With a copy to:  Philip J. Szabla, Esq.
                                    Facsimile:  (617) 264-8206

                           With a required copy to (which will not itself constitute notice):

                                    Goodwin Procter LLP
                                    Exchange Place
                                    Boston, Massachusetts 02109

                                    Attention:  Daniel M. Glosband, Esq.
                                    Facsimile: (617) 523-1231


                   (b)     If to AMCE, to:

                                    AMC Entertainment Inc.
                                    106 W. 14th Street, Suite 2000
                                    Kansas City, Missouri 64105
                                    Attention:  Peter C. Brown
                                    Facsimile:  (816) 480-4617

                           With a required copy to (which will not itself constitute notice):

                                    Lathrop & Gage L.C.
                                    2345 Grand Boulevard, Suite 2800
                                    Kansas City, Missouri 64108-2612
                                    Attention:  Raymond F. Beagle, Jr., Esq.
                                    Facsimile:  (816) 292-2001

or to such other address or facsimile numbers as the addressee may have specified in a notice duly given to the sender as provided in this Agreement. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or, if such date is not a Business Day, on the next Business Day.

                  12. COUNTERPARTS. This Agreement and any amendments to this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original by the parties executing such counterpart, but all of which will be considered one and the same instrument.

                  13. AMENDMENT; WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties, or in the case of a waiver, by the party against whom the waiver is to be effective, subject in each case to approval of the Bankruptcy Court where required. No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege nor will any single or partial exercise of such right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

                  14. SEVERABILITY. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement unless such invalidity or unenforceability, after taking into account the mitigation contemplated by the next sentence, deprives a party of a material benefit contemplated by this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

                  15. SPECIFIC PERFORMANCE. The parties hereto recognize that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree, that, in addition to other remedies, the nonbreaching party will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of a remedy of money damages and without the posting of any bond or other security.

                  16. INTERPRETATION OF AGREEMENT. The section headings contained in this Agreement are for reference purposes only and do not in any way affect the meaning or interpretation of this Agreement. The words "includes" and "including" are not words of limitation and should be read to also add "without limitation." References to the singular include the plural and vice versa, and reference to one gender include all genders, unless the context otherwise requires.


             [The remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                       AMC ENTERTAINMENT INC.

                                       By:  /s/  Peter C. Brown
                                            -----------------------------------
                                            Peter C. Brown
                                            Chairman, Chief Executive Officer
                                            and President

                                       GC COMPANIES, INC.

                                       By:  /s/  G. Gail Edwards
                                            -----------------------------------
                                            G. Gail Edwards
                                            President, Chief Operating Officer
                                            and Chief Financial Officer



                  SIGNATURE PAGE TO INTERIM OPERATING AGREEMENT

                                                                  EXECUTION COPY
                                                                  --------------
                             AMC ENTERTAINMENT INC.
                        106 W. 14th Street, Suite 2000
                          Kansas City, Missouri 64105

                                January 24, 2002

GC Companies, Inc.
1300 Boylston Street
Chestnut Hill, Massachusetts 02467

Attn:  G. Gail Edwards
       President and Chief Operating Officer

Dear Ms. Edwards:

     This letter of amendment ("AMENDMENT") amends and modifies that certain Interim Operating Agreement dated December 6, 2001 (the "IOA") between AMC Entertainment Inc., a Delaware corporation ("AMCE"), and GC Companies, Inc., a Delaware corporation ("GCX"). Capitalized terms used and not defined have the meaning ascribed thereto in the IOA.

     The IOA shall be amended and modified as follows:

1. If GCX reasonably believes that complying with any of the provisions of the IOA would result or would potentially result in a breach of its fiduciary duties as debtor-in-possession, GCX may apply to the Bankruptcy Court to seek a determination as to whether such compliance would constitute such a breach. During the interim period before the Bankruptcy Court makes such determination, GCX shall still comply with such provision so that it maintains the status quo. In the event that the Bankruptcy Court determines that complying with the provision in that instance would constitute a breach of GCX's fiduciary duties, then GCX may decline to comply with such provision as to that instance. However, if GCX does so decline, AMCE shall have the right to terminate the IOA and any other agreement that may be terminated upon termination of the IOA, including without limitation that certain Letter of Intent amended and restated as of this date between AMCE and GCX and that certain Stock Purchase Agreement dated as of January 15, 2002 among GCX, AMCE, American Multi-Cinema, Inc. and Centertainment Development, Inc.


2.   The last sentence of IOA Section 3(b) shall be deleted in its entirety.

                                                                  EXECUTION COPY
                                                                  --------------


     Except as modified by this Amendment, the IOA remains unchanged and in full force and effect.


                                    Very truly yours,

                                    AMC ENTERTAINMENT INC.

                                    By:
                                       -----------------------------------------
                                        Craig R. Ramsey
                                        Senior Vice President -- Finance,
                                        Chief Financial Officer and Chief
                                        Accounting Officer

ACKNOWLEDGED AND AGREED TO:

CC COMPANIES, INC.


By:
   ------------------------------------
   G. Gail Edwards
   President and Chief Operating Officer